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                    LICENSE AGREEMENT

                dated as of July 2, 1996


                         between

                   FISONS CORPORATION

                       FISONS B.V.

                 FISONS INVESTMENTS INC.

                       FISONS PLC

                           and

       MEDEVA PHARMACEUTICALS MANUFACTURING, INC.

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                   TABLE OF CONTENTS

                                                            Page

ARTICLE 1.    DEFINITIONS                                      2

ARTICLE 2.    GRANT                                            4

ARTICLE 3.    PAYMENTS OF LICENSING FEE                        6

ARTICLE 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS        7

ARTICLE 5.    TRANSFER OF ADVERSE DRUG REACTION
              INFORMATION                                      8

ARTICLE 6.    TRADEMARK AND PATENT RIGHTS                      9

    6.1  Prosecution and Maintenance                           9
    6.2  Infringement or Other Actions                         9

ARTICLE 7.    THIRD PARTY CLAIMS                              11

ARTICLE 8.    PURCHASE OPTION                                 12

ARTICLE 9.    QUALITY CONTROL                                 14

ARTICLE 10.   TERMINATION                                     16

ARTICLE 11.   NOTICES                                         17

ARTICLE 12.   FORCE MAJEURE                                   18

ARTICLE 13.   CONFIDENTIALITY                                 18

ARTICLE 14.   PUBLICITY                                       19

ARTICLE 15.   ASSIGNMENT; AMENDMENT; WAIVER                   20

ARTICLE 16.   GOVERNING LAW                                   20

ARTICLE 17.   SEVERABILITY                                    20

ARTICLE 18.   ENTIRE AGREEMENT                                21

ARTICLE 19.   CHOICE OF FORUM                                 21

ARTICLE 20.   MISCELLANEOUS                                   22

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                     LICENSE AGREEMENT


           LICENSE AGREEMENT, dated as of the 2nd day of July, 1996, between FISONS PLC, an English corporation, FISONS CORPORATION, a Massachusetts corporation ("Fisons"), FISONS B.V., a Dutch corporation, and FISONS INVESTMENTS INC., a Delaware corporation, (each, to the extent of its rights in the Intellectual Property, the "Licensor") on the one hand and MEDEVA PHARMACEUTICALS MANUFACTURING, INC. f/k/a Medeva Rochester Inc., a Delaware corporation ("Licensee") on the other hand.

                   Preliminary Statement

           1.    Fisons plc, Fisons, Fisons B.V. and  Fisons
Investments  Inc. and Licensee have entered  into  an  Asset
Purchase  Agreement  dated as of June 6,  1996  (the  "Asset
Purchase Agreement").

           2. The Asset Purchase Agreement contemplates that this Agreement be executed and delivered by the parties hereto on the Closing Date (as defined in the Asset Purchase
Agreement).

           3. Licensor owns or has the exclusive right to use and authorize the use of certain of the Intellectual
Property (as defined herein) in the Territory (as defined herein) relating to the Products, the Inactive Products, and the Pennkinetic Process (as defined herein).

           4. Licensee desires to acquire the exclusive right to use such Intellectual Property in the Territory as provided herein.

           5. Licensor is willing to grant Licensee an exclusive right (even as against Licensor) to use and sublicense such Intellectual Property in the Territory as provided herein.

          In consideration of the premises and of the mutual covenants and obligations set forth herein, the parties hereto agree as set out below.

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ARTICLE 1.  DEFINITIONS

           Capitalized terms used herein but not otherwise defined herein are used herein as defined in the Asset Purchase Agreement, provided that the word "Sellers", when used in the Asset Purchase Agreement, shall be deemed to be replaced with the word "Licensor." The following terms, as used in this Agreement, shall have the meanings set forth in this Article 1:

           "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that with respect to the Sellers, only RPR and Persons directly or indirectly controlled by RPR shall be an Affiliate of any Seller for any provision of this Agreement.

           "Assumed Contracts" shall mean the agreements set forth on Exhibit A hereto.

           "Change of Control" means (i) the direct or indirect, sale, lease or other transfer of all or substantially all of the assets of a Person to any other Person or group of Persons acting in concert as a partner ship or other group (a "Group of Persons") other than an Affiliate of such Person, and (ii) a Person or Group of Persons shall, as a result of a merger or consolidation, tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, of securities of Licensee or the entity surviving the merger or consolidation representing 50% or more of the combined voting power of the then outstanding securities of the Person in question ordi narily having the right to vote in the election of direc tors.

          "Event of Default" shall have the meaning ascribed to such term in the Security Agreement.

          "Inactive Products" shall mean the products listed as such on Exhibit B(ii) hereto.

            "Intellectual  Property"  shall  mean  (i)   the
Trademarks, (ii) the Know-How, and (iii) the Patents.

             "Know-How"    shall   mean   all   confidential
information,   trade   secrets,   pricing   and    marketing


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strategies,  customer information, business leads,  research and  results  thereof,  technology,  know-how,  discoveries,
developments,   improvements,  techniques,  data,   methods,
processes,  instructions, formulae,  recipes,  drawings  and
specifications,  including  the  foregoing  to  the   extent
contained in any Product License, owned by Licensor and used by Licensor and its Affiliates primarily in connection with the Licensed Products and the Pennkinetic Process in the Territory.

           "Licensed Products" shall mean the Products and the Inactive Products.

           "Patents" shall mean the patents and patent appliations owned by Licensor and used by Licensor and its Affiliates primarily in connection with the Licensed Prod ucts in the Territory, including those set forth in Exhibit A hereto, and any continuations, continuations-in-part, reissues, divisions, or extensions thereof and, with the exception of Canada, all non-United States equivalents thereof.

           "Pennkinetic Process" means the prolonged release
pharmaceutical  preparation  process  described  in   United
States Patent Nos. 4,221,778 and 4,762,709.

           "Products" shall mean the products listed on Exhibit B-1 attached hereto.

           "Security  Agreement" shall mean the Intellectual
Property Security Agreement dated as of the date hereof between Licensor and Licensee.

           "Term" shall mean the period commencing on the Closing Date and continuing until December 31, 2000, unless earlier terminated in accordance with Article 10 hereof.

          "Territory" shall mean, subject to the territorial restrictions in the Assumed Contracts and the Contracts listed on Schedule 4.7 to the Asset Purchase Agreement, (i) with respect to all of the Products and Inactive Products except Gastrocrom (cromolyn sodium, USP) Capsules and Oral Concentrate and Pediapred Oral Solution (prednisolone sodium

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phosphate, USP) and Pediapred Forte and Ped Forte,  anywhere in  the  world  (other than Canada), (ii)  with  respect  to
Gastrocrom   (cromolyn  sodium,  USP)  Capsules   and   Oral
Concentrate,   the  United  States  and  its  commonwealths,
territories and possessions, including without limitation, Puerto Rico and (iii) with respect to Pediapred Oral Solution (prednisolone sodium phosphate, USP) and Pediapred
Forte   and   Ped   Forte,  the  United   States   and   its
commonwealths,   territories  and   possessions,   including
without limitations Puerto Rico, Aruba, Bahamas, Barbados, Curacao/Netherlands Antilles, Denmark, Guatemala, Saipan, Surinam and Trinidad.

           "Trademarks" shall mean the trademarks and all goodwill associated with such trademarks owned by Licensor and used by Licensor primarily in connection with the Licensed Products in the Territory including those Trade marks listed on Exhibit A hereto and all applications and registrations therefor, and all trade names and trade dress, owned by Licensor and used by Licensor primarily in connection with the Licensed Products in the Territory, but excluding the name "FISONS" or any variation thereof.


ARTICLE 2.  GRANT

           2.1 Licensor on behalf of itself and each of its Affiliates hereby grants to Licensee during the Term, the exclusive (even as against Licensor) right and license within the Territory to (i) use and sublicense the use of the Intellectual Property in connection with the develop ment, manufacture, distribution, marketing, promotion, advertising and sale of the Licensed Products and Improvements (as defined below) and (ii) use all intellectu al and intangible property relating to the Pennkinetic Process included in the Intellectual Property for any and all purposes including without limitation in connection with the development, manufacture, and sale of pharmaceutical products, including, but not limited to the Licensed Products, provided, however, that the rights granted herein are subject to the third party rights, restrictions, condi tions and limitations contained in the Assumed Contracts and the Contracts listed on Schedule 4.7 to the Asset Purchase Agreement. Without limiting the foregoing, Licensee shall have the exclusive right and license to use and sublicense the use of the Trademarks in the Territory, either as primary brands, subbrands, or otherwise in connection with the Licensed Products and Improvements in any and all channels of distribution.

           2.2 Licensee shall not use the Intellectual Property outside the Territory, nor shall it sell Licensed Products incorporating any of the Intellectual Property to any Person (other than Licensor or an Affiliate of Licensor) which Licensee knows or has reason to know will sell such

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Licensed  Products outside the Territory, either during  the
Term   or   after  the  termination  hereof  notwithstanding
Licensee's exercise of the Purchase Option as hereinafter defined pursuant to Article 8 hereof.

          2.3  [Intentionally Deleted]

          2.4 To the extent Licensor has the right to do so, and without representations and warranties, Licensor on behalf of itself and each of its Affiliates hereby grants to Licensee during the Term, a royalty-free, non-exclusive right and license to use and sublicense the use of all such intellectual and intangible property of Licensor that would be included in the definition of Intellectual Property herein but for the qualifying word "primarily" appearing in the phrase "primarily in connection with ... " in the applicable definitions; provided, however, that in the event Licensee exercises the Purchase Option pursuant to Section
8.1 hereof, such non-exclusive License shall be perpetual.

           2.5  Licensor does hereby assign to Licensee  all
of Licensor's right, title and interest in and to the Assumed Contracts except to the extent that the agreement dated June 2, 1986 between K-V Pharmaceutical Company and Pennwalt Corporation grants any rights in Canada. Licensee does hereby accept for itself and its successors and permitted assigns the assignment of the Assumed Contracts. Licensee hereby assumes and agrees to pay, perform, discharge and satisfy when due, and to indemnify Licensor against and hold it harmless from and against all Liabilities of Licensor under the Assumed Contracts which according to such Assumed Contracts relate to periods after the Effective Time (as defined in the Asset Purchase Agree ment) and are to be paid, performed, discharged or satisfied after the Effective Time. Notwithstanding the foregoing, following expiration of the Term, in the event Licensee does not exercise the Purchase Option pursuant to Section 8.1, Licensee shall reassign its right, title and interest in such Assumed Contracts and Licensor shall accept such reassignment and shall assume and agree to pay, perform, discharge and satisfy when due, and to indemnify Licensee against and hold it harmless from and against all Liabilities of Licensee under the Assumed Contracts which according to such Assumed Contracts relate to periods after the date of such reassignment and are to be paid, performed, discharged or satisfied after the date of such reassignment.

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ARTICLE 3.  PAYMENTS OF LICENSING FEE

          3.1  (a) In consideration of the rights granted in
Article  2,  Licensee  shall pay Licensor  annual  licensing
fees.   Such annual fees shall be paid to Fisons Investments
Inc. as follows:

                      (i)  Payment of non-refundable licensing
               fee for the second half of calendar year 1996 of $30 million.

                     (ii)  Pre-payment of licensing fee  for
               calendar year 1997 of $55 million.

                    (iii)  Pre-payment of licensing fee  for
               calendar year 1998 of $55 million.

                     (iv)  Pre-payment of licensing fee  for
               calendar year 1999 of $50 million.

                      (v)  Pre-payment of licensing fee for
               calendar year 2000 of $50 million.

           The fee referred to in Article 3.1(a)(i) shall be due and payable and paid on the Closing Date as provided in
Section 3.2 of the Asset Purchase Agreement. The net present value of the fees referred to in Sections 3.1(a)(ii), (iii), (iv) and (v) as of the Closing Date ($175 million) will be prepaid at Closing in accordance with Sections 2.7 and 3.2 of the Asset Purchase Agreement. Not withstanding anything herein to the contrary, in the event of a Change of Control of Licensee, Licensor shall have the right within 60 days of such Change of Control of Licensee to deem any and all licensing fees payable pursuant to
Section 3.1 to be due and payable and nonrefundable.

           3.2 (a) Provided that Licensee is not otherwise in breach of this Agreement, Licensor shall refund to Licensee the net present value as of the Closing as set forth on Schedule 3.2 to the Asset Purchase Agreement of the licensing fee under this Agreement for each of the years 1997 through 2000 (to the extent not previously refunded as described in Section 3.2(c)) in the event that, Licensee (i) does not make any use whatsoever of the Intellectual Proper ty during such year and (ii) gives notice to Licensor that no use of the Intellectual Property will be made for such year, provided that, after December 31, 1997, such notice

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must  be given between January 1 and January 15 of the  year immediately preceding the year for which such refund is sought.

                (b)   Any  refund  to be  made  pursuant  to
Section 3.2(a) above shall be made to Licensee within 30 days of the end of the calendar year to which the notice provided by Licensee pursuant to Section 3.2(a) relates. Such notice shall be given by Licensee in the form of a certificate executed by its President or Chief Executive Officer stating that Licensee will not make any use whatso ever of the Intellectual Property during such year.

                (c)   Any  indemnification  payment  due  to
Licensee pursuant to the provisions of Section 11.3 of the Asset Purchase Agreement shall be satisfied through a refund of the net present value as of the Closing as shown on
Schedule 3.2 to the Asset Purchase Agreement of (x) the licensing fees referred to in Section 3.1(a)(ii), (iii),
(iv)  and  (v)  and (y) the Exercise Price  referred  to  in
Section 8.1(a) (to the extent not previously refunded pursuant to Section 3.2(a) or Section 8.2). Any such refund shall be (x) applied pro rata to the fees and exercise price referred to in the preceding sentence and (y) shall be paid as provided in Section 11.5(b) of the Asset Purchase Agree ment. Any refund of such licensing fees or of the Exercise Price pursuant to Section 3.2(a) or Section 8.2 shall, to the extent of such refund, reduce Seller's liability under
Section 11.3 of the Asset Purchase Agreement. Any refund of the licensing fees or of the Exercise Price pursuant to this
Section 3.2(c) shall, to the extent of such refund, satisfy Licensor's obligations under Section 3.2(a) or Section 8.2.


ARTICLE 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          4.1 Licensor covenants that it will not voluntari ly, involuntarily, or by operation of law, Transfer any portion of the Intellectual Property without the consent of Licensee except to an Affiliate subject to the terms of this Agreement or otherwise create or permit to exist any Lien upon any portion of the Intellectual Property except pursuant to the Security Agreement.

           4.2 Licensor covenants, on behalf of itself and its Affiliates, not to sell Products within the Territory nor to sell Products to any other Person (other than to

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Licensee  or an Affiliate of Licensee) which Licensor  knows or has reason to know will sell such Products in the Territory.

           4.3 Licensor covenants, on behalf of itself and its Affiliates, not to use the Trademarks outside the Territory in any manner that will tarnish or disparage the Trademarks in the Territory or otherwise have a material adverse effect upon the Trademarks in the Territory or the goodwill associated therewith.

           4.4 Nothing herein shall be construed to be a representation by Licensor that it owns or has any rights to use the Trademarks or Patents outside of those jurisdictions in which Licensor has a trademark registration or an issued patent, respectively.

          4.5 Subject to rights of third parties, Licensor, on behalf of itself and its Affiliates, covenants not to abandon, let lapse or otherwise fail to maintain any issued Patent or registered Trademark related to the Licensed Products in Canada without the consent of Licensee, which consent shall not be unreasonably withheld or delayed. In the event Licensor wishes to abandon, let lapse or otherwise fail to maintain any such issued Patent or registered Trademark, it shall, subject to rights of third parties, offer such Patent or registered Trademark for sale to Licensee.


ARTICLE 5.  TRANSFER OF ADVERSE DRUG REACTION INFORMATION

           5.1 During the Term, each of Licensor and Licensee shall report to the other as soon as practicable, and no later than three (3) days following its own notification, of any information associated with the use of any Product that pertains to hazards, contraindications, side effects, precautions, or other information which could reasonably be expected to be pertinent to the safety of such Product and that is required to be reported to the FDA or DEA pursuant to Law. All responsibility for filing any necessary reports with the FDA and DEA concerning such events (including individual Drug Experience Reports and annual review of Drug Experience Reports) during the Term shall be borne by Licensee. In all cases, Licensee shall be responsible for interfacing with customers in the Territory.

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ARTICLE 6.  TRADEMARK AND PATENT RIGHTS

          6.1  Prosecution and Maintenance.

                (a)  Licensee shall undertake and shall bear
all costs of the prosecution and maintenance of the Patents and the Trademarks in the Territory; provided, however, that Licensee shall not abandon, let lapse or otherwise fail to prosecute or maintain any Patent or Trademark without the consent of Licensor which consent shall not be unreasonably withheld or delayed. In connection with Licensee's prosecution and maintenance of the Patents and Trademarks, Licensor shall cooperate with Licensee by executing any necessary documents, supplying Licensee with specimens and performing other reasonable acts.

                (b)  Licensee shall not use any variation of
any Trademark, or any new trademark in connection with the Licensed Products, without the prior written consent of Fisons Investments Inc. which consent shall not be unreasonably withheld or delayed. In the event Fisons Investments Inc. gives its prior written approval for the use of such a variation or new trademark, Licensee may apply for a registration of that variation or trademark in the United States Patent and Trademark Office or trademark of fice or other appropriate similar office in any foreign jurisdiction in the Territory ("PTO") in the name of Licensor or its designee. If such an application is filed by Licensee, upon the receipt by Licensee of a serial number for an application from the PTO, the trademark shall become a Trademark hereunder and be subject to the terms of this Agreement. All costs of filing and prosecuting any such application and maintaining any registration resulting therefrom, shall be paid by Licensee. No additional licens ing fees shall be owed Licensor for the use by Licensee of such Trademarks.

          6.2  Infringement or Other Actions.

               (a) If either party shall become aware of any infringement or threatened infringement of the Intellectual Property in the Territory or any unfair competition, disparagement or other tortious act by any third party in relation to any of the Intellectual Property, Licensed Products or Improvements in the Territory, then the party having such knowledge shall give notice to the other within ten (10) days of becoming aware of such infringement,

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unfair  competition,  disparagement or  threatened  infringe ment, unfair competition, disparagement or other tortious act.

                (b)   Licensee shall have the right to  take
such action as it deems appropriate to protect and maintain the Intellectual Property in the Territory, including but not limited to bringing an action, suit or other appropriate proceeding to prevent or eliminate the infringement of such Intellectual Property, or the unfair competition, disparagement or other tortious act by any third party in relation to any Intellectual Property, Licensed Product or Improvement in the Territory. Licensor agrees to cooperate with Licensee in any reasonable manner in any such action, suit or proceeding, at Licensee's expense, including joining as a party to such action, suit or proceeding, if necessary to maintain standing.

               (c)  Licensee agrees to consult with Licensor
with respect to its decision whether to take any action of the nature specified in Section 6.2(b), giving due consideration to Licensor's views with respect to the necessity or desirability of taking such action. Licensee further agrees that it will take action of the nature specified in Section 6.2(b) if, in Licensee's reasonable business judgment, after considering the value of the Intellectual Property in question and the cost of such action and giving due consideration to Licensor's right of reversion under Section 10.2 hereof, such action is commer cially reasonable; provided, however, that Licensee's rights under this Section 6.2(c) shall in no way diminish or reduce Licensee's obligations under Section 9.1(a) hereof.

                (d)   Licensee  shall  not  enter  into  any
agreement to settle any action, suit or proceeding specified in Section 6.2(b) without the express written consent of Licensor, which consent shall not be unreasonably withheld or delayed, if such agreement would in any way limit or reduce the nature or scope of Licensee's use, or any other Person's use, of the Intellectual Property at the time such agreement is executed or at a future time.

            6.3 Licensee acknowledges that as between Licensee and Licensor the Intellectual Property belongs to Licensor.

           6.4 During the Term (and after the Term in the event that Licensee does not exercise the Purchase Option), Licensee shall not challenge Licensor's ownership in or right to use the Intellectual Property or attempt to register

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the   Intellectual Property   in   its  own  name;  provided
however, that nothing in this Section 6.4 is intended to contradict, or prevent Licensee from exercising its rights pursuant to the Purchase Option or under the Security Agreement.


ARTICLE 7.  THIRD PARTY CLAIMS

           7.1 If either party shall become aware of any action, suit or proceeding or threat of action, suit or proceeding, by a third party alleging that the use of any Intellectual Property in the Territory infringes a trademark or violates any other proprietary rights of any third party, the party so aware shall promptly notify the other party of the same and fully disclose the basis therefor.

           7.2 Licensee agrees to use its best efforts to defend such action, suit or proceeding within the Territory if in Licensee's reasonable business judgment, after considering the value of the Intellectual Property in question and the cost of each such action, suit or proceeding, and giving due consideration to Licensor's right of reversion under Section 10.2 hereof, such action, suit or proceeding is commercially reasonable; provided, however, that nothing in this Section 7.2 shall diminish or reduce Licensee's obligations under Section 9.1(a) hereof. Licensee will keep Licensor fully informed with respect to all significant aspects of such action, suit or proceeding. Licensor agrees to assist Licensee by providing information in the possession and control of Licensor and to otherwise cooperate with Licensee as may be reasonably necessary to such defense. Licensor shall have the right at any time, and at its expense, to consult with Licensee with respect to any such action, suit or proceeding or to take control of such action, suit or proceeding should Licensee elect not to defend or settle it. Licensee shall not enter into any agreement or settle any action, suit or proceeding specified in this Article 7 without the express written consent of Licensor, which consent shall not be unreasonably withheld or delayed, if such agreement would in any way limit or reduce the nature or scope of Licensee's use or any other person's use of the Intellectual Property at the time such agreement is executed or at a future date. All amounts awarded as damages, profits or otherwise in connection with any such litigation shall be paid to and become the sole property of Licensee.

ARTICLE 8.  PURCHASE OPTION

           8.1 (a) Licensor on behalf of itself and each of its Affiliates hereby grants to Licensee the exclusive right and option, exercisable upon notice to Licensor given at any time between September 1, 2000 and December 15, 2000, to purchase in the Territory, subject to the restrictions and limitations contained in the Assumed Contracts and the rights of third parties and the restrictions and limitations under the Contracts listed on Schedule 4.7 to the Asset Purchase Agreement, all of Licensor's right, title, and interest in the Intellectual Property on January 1, 2001 (the "Purchase Option"). The exercise price of the Purchase Option described herein is $90 million (the "Exercise Price"), the net present value of which ($59 million) will be prepaid at Closing as provided in Section 3.2 of the Asset Purchase Agreement.

          (b) In consideration of the grant of the Purchase Option, Licensee shall pay Licensor $45 million which amount shall be nonrefundable. Such amount shall be due and payable to Licensor and shall be paid at the Closing as provided in Section 2.7 and 3.2 of the Asset Purchase Agree ment.

            (c) Notwithstanding anything herein to the contrary, Licensee shall be unconditionally entitled to exercise the Purchase Option as provided herein even if at such time or prior thereto there exist claims by Licensor with respect to Licensee's use or misuse of the Intellectual Property pursuant to this Agreement or otherwise or any other claims of whatsoever nature by Licensor against Licensee, including, without limitation, any breach or default by Licensee of this Agreement or the Asset Purchase Agreement, any agreement contemplated by or executed in connection herewith or therewith or any other agreement or arrangement between Licensee and Licensor or their respective Affiliates.

            (d) Notwithstanding anything herein to the contrary, during the occurrence and continuation of an Event of Default, Licensee shall have the right to accelerate the Purchase Option and deem it duly exercised, such right to be exercised by delivery to Licensor of a written notice declaring the Purchase Option so accelerated and exercised.

           8.2 In the event Licensee does not exercise the Purchase Option by December 15, 2000 as herein provided, the net present value at the Closing of the Exercise Price as set forth in Section 8.1(a) hereof, shall be fully refunded to Licensee within 30 days of the end of the Term. Notwithstanding anything herein to the contrary, in the event of a Change of Control of Licensee, Licensor shall have the right within 60 days of such Change of Control of Licensee to accelerate the Purchase Option and deem it duly exercised, such right to be exercised by delivery to Licensee of a written notice declaring the Purchase Option so accelerated and exercised. In such event any rights hereunder of Licensee to receive a refund in respect of the Purchase Option shall terminate.

           8.3 In the event Licensee exercises the Purchase Option, Licensor shall deliver such documents as necessary to effectuate the Transfer of the Intellectual Property in the Territory, as set forth in Section 8.1(a) hereof, to Licensee.
           8.4 (a) Licensee shall have the unconditional right during the Term to make changes to the formulation of any Licensed Product, provided, however, that with respect to those Licensed Products for which Licensor does not own all of the rights in such formulation, Licensee may make changes to such formulations only to the extent that Licensor is entitled to do so under the Assumed Contracts and the Contracts listed on Schedule 4.7 to the Asset Purchase Agreement. All improvements or modifications of the formulation of any of the Licensed Products created or developed pursuant to the terms hereof, by or on behalf of Licensee during the Term (collectively, "Improvements") shall, as between Licensor and Licensee, be the property of Licensee and shall not become a part of the Intellectual Property, provided, however, that Licensee's rights in such Improvements do not include any rights to own or use the underlying formulation separate from the rights granted hereunder. In the event that Licensee does not exercise the Purchase Option, Licensee shall, upon termination of this Agreement, grant Licensor a nonexclusive, worldwide, perpetual, royalty-free license, with the right to sublicense and assign such rights, in form and substance satisfactory to each of the parties hereto, to use the Improvements and the Research (as hereinafter defined).

           (b) Licensee hereby grants to Licensor, for the Term of this Agreement, a non-exclusive, royalty-free license, to use any and all Improvements and Research (as hereinafter defined) in connection with the development, manufacture, distribution, marketing, promotion, advertising and sale of the Licensed Products outside the Territory which may not be sublicensed or assigned without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed.

            8.5    All   marketing  research   and   similar
information   developed  by  Licensee  and  its   Affiliates
relating to the Intellectual Property (the "Research") shall remain the property of Licensee or its Affiliates.

           8.6 In the event Licensee does not exercise the Purchase Option, Licensee shall enter into a supply agreement with Licensor pursuant to which Licensee shall agree to manufacture the Products for Licensor for a term mutually agreeable to Licensor and Licensee; provided that Licensor grants to Licensee the rights to use such of the Intellectual Property as may be required to manufacture the Products in accordance with such supply agreement, subject to appropriate quality control provisions to be agreed upon between the parties.

           8.7   Licensor  has granted Licensee  a  security
interest  in  the Intellectual Property in the Territory  to
secure   Licensor's  obligation  under  Section  8.3  hereof
pursuant to the Security Agreement.


ARTICLE 9.  QUALITY CONTROL

           9.1 (a) Subject to Licensor having granted approval to Licensee to abandon, let lapse or otherwise fail to prosecute any issued Patent or registered Trademark pursuant to Section 6.1, Licensee will use commercially reasonable efforts to advertise and promote the Products and to use the Trademarks in connection with the distribution, advertising, marketing and sale of the Products.

           (b) Licensee shall not use the Trademarks in any manner which will tarnish or disparage the Trademarks or otherwise have a material adverse effect upon the Trademarks or the goodwill associated therewith.

            9.2     The   Trademarks  shall   be   used   in
substantially the same form as they were heretofore used in connection with the Licensed Products. In the event Licensee wishes to use any of the Trademarks in a substantially different form, Licensee shall submit such different form to Licensor for approval, which shall not be unreasonably withheld or delayed.

           9.3 Licensee agrees that the nature and quality of all Licensed Products, and the advertising, packaging and other materials associated therewith, sold by Licensee bearing one or more of the Trademarks shall be of a quality at least as high as the Licensed Products heretofore sold under the Trademarks and the advertising, packaging and other materials heretofore associated therewith, as the case may be. Licensee shall comply with applicable federal, state and local laws and regulations in distributing, mar keting, advertising and selling any Licensed Products.

           9.4  Licensor shall have the following rights  to
exercise  quality  control  over  Licensee's  use   of   the
Trademarks to assure itself of Licensee's adherence to the standards set forth in Sections 9.1(b), 9.2 and 9.3:

               (a)  Licensee shall upon request by Licensor,
from time to time, submit to Licensor a reasonable number of samples of any Licensed Product and any packaging, advertising and other materials which bear or are used with one or more of the Trademarks, provided however, that nothing herein shall be deemed to give Licensor the right to preapprove, prior to the initial dissemination thereof, the advertising, packaging, and other materials used by Licensee in connection with the Licensed Products; and

                (b)   Licensor shall have the right,  during
regular business hours, after reasonable advance written notice to Licensee, to undertake up to two (2) inspections per annum of the facilities used by Licensee to manufacture or store such Licensed Products.

           9.5 Fisons B.V., Fisons and Fisons PLC each appoint Fisons Investments Inc. its agent for the purpose of exercising the rights herein granted to control the quality of the Licensed Products and any packaging, advertising and other materials which bear or are used with one or more of the Trademarks and for otherwise exercising the rights of Licensor under Articles 9 and 10 hereunder.

           9.6 In the event of a material breach of any of the quality control provisions set forth in this Article 9 by Licensee, Licensor shall provide Licensee with written notice specifying in detail the nature of the alleged breach. Licensee shall then have 60 business days, from its receipt of such notice, to cure the breach. If Licensee fails to do so by the end of such 60-business day period,

Licensor shall provide Licensee with additional written notice of such failure and the parties shall then endeavor to cooperate and negotiate in good faith, for a period of 20 business days, their dispute concerning Licensee's alleged breach of the Agreement. If the parties do not resolve their dispute at the expiration of the foregoing negotiation period, Licensor shall be entitled to bring suit against Licensee in accordance with Article 19 hereof seeking a declaratory judgment that Licensee has materially breached this Agreement and injunctive relief as appropriate to prevent Licensee's further breaches of the quality control provisions. Licensee agrees that a material breach of the quality control provisions set forth in this Article 9 would constitute irreparable harm to Licensor, entitling Licensor to such injunctive relief appropriate under the circumstances.

           9.7 In the event that Licensee breaches the covenant set forth in Section 9.1(a), such breach shall be deemed to be an irreparable material breach hereof and Licensee shall forfeit all claims to obtain a refund of any amount pursuant to Sections 3.2 or 8.2 hereof, it being agreed that Licensor's damages in the event of such a breach might be impossible to ascertain and that the refund amount so forfeited constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty; provided that such forfeiture shall in no way prejudice or diminish Licensee's right to exercise the Purchase Option pursuant to Section 8.1 hereof.

          9.8 The parties agree that an award of injunctive relief as contemplated by Section 9.6 and the forfeiture of Licensee's refund rights contemplated by Section 9.7, shall be Licensor's sole and exclusive remedy for any breach by Licensee of (i) Sections 9.1(b) through 9.6 and (ii) Section 9.1(a), respectively.


ARTICLE 10.  TERMINATION.

           10.1 This Agreement can be terminated at any time prior to the expiration of the Term by mutual agreement of the parties.

           10.2 Upon the termination or expiration of this Agreement and at a time when Licensee shall not therefore have exercised the Purchase Option, all rights granted hereunder to Licensee in the Intellectual Property shall revert to Licensor.

           10.3 Upon the termination or expiration of this Agreement and at a time when Licensee shall not therefore have exercised the Purchase Option, Licensee shall have a period of three (3) months in which to cease all use of the Intellectual Property and to return all written or other materials containing or describing such Intellectual Property to Licensor.


ARTICLE 11.  NOTICES

           11.1 All notices or other communications given pursuant hereto by one party hereto to the other party shall be in writing and deemed given when (a) delivered by messenger, (b) sent by telecopier (with receipt confirmed),
(c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (d) mailed, seven days after being mailed in the U.S. first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

          If to Licensor, to it at:

               Fisons Corporation
               c/o Rhone-Poulenc Rorer Inc.
               500 Arcola Road
               Collegeville, Pennsylvania 19426-0107
               Attention:  General Counsel
               Telecopier No.: (610) 454-3807

          Copies to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attention:  Mark C. Smith, Esq.
               Telecopier No.:  (212) 735-2000

          If to Licensee, to it at:

               Medeva Pharmaceuticals Manufacturing, Inc.
               c/o Medeva PLC
               10 St. James's Street
               London, SWIA 1EF
               United Kingdom
               Attention:  Mark G. Hardy, Esq.
               Telecopier No.:  011-44-171-930-1516

          Copies to:

               Richards & O'Neil
               885 Third Avenue
               New York, New York  10022
               Attention:  Brian D. Beglin, Esq.
               Telecopier No.:  (212) 750-9022



ARTICLE 12.  FORCE MAJEURE

          12.1 Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In the event of the applicability of this Article, the party affected by such force majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations.


ARTICLE 13.  CONFIDENTIALITY

          13.1  Licensee and Licensor each agrees to:

                 (a)  not  disclose  any  confidential   and
proprietary information relating to the Intellectual Property to third parties except to: (i) the FDA and any other Governmental Authority, or their foreign equivalents; or (ii) Affiliates, and consultants of Licensee or Licensor or actual or potential contract manufacturers, sublicensees, distributors, purchasers, joint venturers or others having bona fide business relations with Licensee or Licensor, and clinical investigators, in each case pursuant to a non-disclosure commitment; and

                (b)   take  such precautions as it  normally
takes with its own confidential and proprietary information to prevent disclosure of any Intellectual Property that is confidential and proprietary to third parties (except as contemplated above).

          13.2 The obligation of maintaining confidentialty under this Article shall not, in any event, apply to any information which:

                 (a)   at  the  time  of  disclosure  is  or
thereafter becomes available to the general public through no fault of the recipient party;

                (b)  was lawfully known to, or otherwise was
lawfully in the possession of, the recipient party, prior to the receipt of such information from the disclosing party;

                (c)  is obtained by the recipient party from
a source other than the disclosing party who would not be breaching a commitment of confidentiality to the disclosing party by disclosing such information to the recipient party; or

                (d)  is required to be disclosed pursuant to
law  to  protect  the  recipient  party's  interest  or   in
connection with any litigation, investigation or regulatory proceeding, or as otherwise required by law.

          13.3 The confidentiality obligations set forth in this Article 13 shall survive the expiration of this Agreement.


ARTICLE 14.  PUBLICITY

          14.1 Licensor and Licensee agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without the prior written consent, which consent shall not be unreasonably withheld or delayed, of the other party, provided, however, that Licensor or Licensee shall not be prevented from complying with any duty of disclosure it may have pursuant to law (including regulatory requirements), subject to noti fying the other party and giving such other party reasonable time to comment on the same prior to disclosure.

ARTICLE 15.  ASSIGNMENT; AMENDMENT; WAIVER

          15.1 (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respec tive successors and permitted assigns. This Agreement shall not be assignable or transferable by any party hereto with out the prior written consent of the other(s) (which consent shall not be unreasonably withheld or delayed), except that Licensee may assign this Agreement and all its rights hereunder to any Affiliate without consent, provided that no such assignment shall relieve Licensee of any of its obligations hereunder, including without limitation, those of Article 9.

                (b)   This Agreement may be amended only  by
written agreement of the parties hereto.

                (c)   The failure of a party to insist  upon
strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that or any other term hereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


ARTICLE 16.  GOVERNING LAW

          16.1 This Agreement shall be governed by, and con strued in accordance with, the laws of the State of New York and the United States, as though made and to be fully per formed therein without regard to conflicts of laws principles thereof.


ARTICLE 17.  SEVERABILITY

           17.1 To the extent permitted by applicable Law, any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such term or provision or any other provisions of this Agreement.

ARTICLE 18.  ENTIRE AGREEMENT

           18.1 This Agreement, together with the Asset Purchase Agreement, constitutes the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements or negotiations with respect thereto, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.


ARTICLE 19.    CHOICE OF FORUM

            19.1 Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal Court sitting or located in the County of New York (a "New York Court") in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York Court. Each party, to the extent permitted by applicable laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of Forum Non Conveniens, and stipulates that any New York Court shall have In Personam jurisdiction and venue over such party for the purpose of litigating any dispute or controver sy between the parties arising out of or related to this Agreement. In the event any party shall commence or maintain any action or proceeding arising out of or related to this Agreement in a forum other than a New York Court, the other party shall be entitled to request the dismissal or stay of such action or proceeding, and each such party stipulates for itself that such action or proceeding shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any New York Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity.

           19.2 Each party irrevocably consents to the service of process of any of the New York Courts in any such action or proceeding by personal delivery of the copies thereof or by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address specified in accordance with Section 11.1, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law.


ARTICLE 20.  MISCELLANEOUS

            20.1 Consents. For all purposes of this Agreement, whenever a party requests the consent of another pursuant to this Agreement, the phrase "which consent shall not be unreasonably withheld or delayed" shall mean consent may be withheld only on the basis that the proposed action subject to such consent is not in the reasonable commercial interests of the party whose consent is being sought.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first indicated above.

                    FISONS PLC

                    By:  /s/    Patrick Langlois
                         --------------------------------
                         Name:  Patrick Langlois
                         Title: Chairman

                    FISONS CORPORATION

                    By:  /s/    Timothy G. Rothwell
                         --------------------------------
                         Name:  Timothy G. Rothwell
                         Title: President

                    FISONS B.V.

                    By:  /s/    Anthony Cork
                         --------------------------------
                         Name:  Anthony Cork
                         Title: Director

                    FISONS INVESTMENTS INC.

                    By:  /s/    Paul Leggieri
                         ---------------------------------
                         Name:  Paul Leggieri
                         Title: President

                     MEDEVA  PHARMACEUTICALS  MANUFACTURING,
                     INC. f/k/a MEDEVA ROCHESTER INC.

                    By:  /s/    Mark G. Hardy
                         ---------------------------------
                         Name:  Mark G. Hardy
                         Title: Vice President

                       EXHIBIT A


                         PATENTS

   PATENT NUMBER          COUNTRY            OWNER

     4,221,778         UNITED STATES    FISONS INVESTMENTS
     4,448,774         UNITED STATES    FISONS INVESTMENTS
     4,517,179         UNITED STATES    FISONS INVESTMENTS
     4,522,818         UNITED STATES    FISONS INVESTMENTS
     4,762,709         UNITED STATES    FISONS INVESTMENTS
     5,124,152         UNITED STATES    FISONS INVESTMENTS

 PATENT/APPLICATION       COUNTRY            OWNER
       NUMBER

     124027           EUROPEAN NATION    FISONS INVESTMENTS
     8426434             AUSTRALIA       FISONS INVESTMENTS
     8402110              DENMARK        FISONS INVESTMENTS
     78395                PORTUGAL       FISONS INVESTMENTS
     8401696              FINLAND        FISONS INVESTMENTS
     60004124              JAPAN         FISONS INVESTMENTS
     8403141            SOUTH AFRICA     FISONS INVESTMENTS
     8602418               SPAIN         FISONS INVESTMENTS
     71506                 ISRAEL        FISONS INVESTMENTS
     662947             SWITZERLAND      FISONS INVESTMENTS
     124027           EUROPEAN NATION    FISONS INVESTMENTS
     3482402              GERMANY        FISONS INVESTMENTS
     8304926            SOUTH AFRICA     FISONS INVESTMENTS
     8303733              FINLAND        FISONS INVESTMENTS
     8316435             AUSTRALIA       FISONS INVESTMENTS

     59070617              JAPAN         FISONS INVESTMENTS
     69139                 ISRAEL        FISONS INVESTMENTS
     8303675              AUSTRIA        FISONS INVESTMENTS



             TRADEMARKS RELATING TO PRODUCTS

TRADEMARK     REGISTRATION    COUNTRY         OWNER
              NUMBER
DELSYM         1931234        ARGENTINA       FISONS INVESTMENTS
             (Application No.)
DELSYM         A403304        AUSTRALIA       FISONS INVESTMENTS
DELSYM         396548         BENELUX         FISONS INVESTMENTS
DELSYM         439997         CHILE           FISONS INVESTMENTS
DELSYM         30717          COLOMBIA        FISONS INVESTMENTS
              (Application No.)
DELSYM         64577          COSTA RICA      FISONS INVESTMENTS
DELSYM         34875          DOMINICAN       FISONS INVESTMENTS
                               REPUBLIC
DELSYM         676            ECUADOR         FISONS INVESTMENTS
DELSYM         66217          EGYPT           FISONS INVESTMENTS
DELSYM         1264967        FRANCE          FISONS INVESTMENTS
DELSYM         1194040        GREAT BRITAIN   FISONS INVESTMENTS
DELSYM         76519          GREECE          FISONS INVESTMENTS
DELSYM         49157          GUATEMALA       FISONS INVESTMENTS
DELSYM         41135          HONDURAS        FISONS INVESTMENTS
DELSYM         286338         INDONESIA       FISONS INVESTMENTS
DELSYM         108182         IRELAND         FISONS INVESTMENTS
DELSYM         58080          ISRAEL          FISONS INVESTMENTS
DELSYM         391496         MEXICO          FISONS INVESTMENTS

DELSYM         12942          NETHERLANDS     FISONS INVESTMENTS
                               ANTILLES
DELSYM         151112         NEW ZEALAND     FISONS INVESTMENTS
DELSYM         14985CC        NICARAGUA       FISONS INVESTMENTS
DELSYM         033307         PANAMA          FISONS INVESTMENTS
DELSYM         84/0981        SOUTH AFRICA    FISONS INVESTMENTS
DELSYM         86/110         SALVADOR        FISONS INVESTMENTS
DELSYM         530097         TAIWAN          FISONS INVESTMENTS
DELSYM         145771         THAILAND        FISONS INVESTMENTS
DELSYM         271970         URUGUAY         FISONS INVESTMENTS
             (Application No.)
DELSYM         1267664        UNITED          FISONS INVESTMENTS
                              STATES
DELSYM         139986F        VENEZUELA       FISONS INVESTMENTS
DELSYM         570236         TAIWAN          FISONS INVESTMENTS
(CHINESE
SCRIPT)
DELSYM         150871         THAILAND        FISONS INVESTMENTS
(THAILAND
SCRIPT)
DIMINEX        363015         MEXICO          FISONS INVESTMENTS
GASTROCROM     1173875        UNITED          FISONS INVESTMENTS
                              STATES
HYLOREL        19426          CYPRUS          FISONS INVESTMENTS
HYLOREL        1161/79        HONG KONG       FISONS INVESTMENTS
HYLOREL        366845         ITALY           FISONS INVESTMENTS
HYLOREL        M/81394        MALAYSIA        FISONS INVESTMENTS
HYLOREL        298496         SWITZERLAND     FISONS INVESTMENTS
HYLOREL        1066577        UNITED          FISONS INVESTMENTS
                               STATES
HYLOREL        99797-F        VENEZUELA       FISONS INVESTMENTS

HYLOREL        26604          YUGOSLAVIA      FISONS INVESTMENTS
IONAMIN        1931236        ARGENTINA       FISONS INVESTMENTS
              (Application No.)
IONAMIN        91544          BENELUX         FISONS INVESTMENTS
IONAMIN        279130         CHILE           FISONS INVESTMENTS
              (Application No.)
IONAMIN        160580         CHINA           FISONS INVESTMENTS
IONAMIN        175601         COLOMBIA        FISONS INVESTMENTS
IONAMIN        22300          COSTA RICA      FISONS INVESTMENTS
IONAMIN        8876           CYPRUS          FISONS INVESTMENTS
IONAMIN        66219          EGYPT           FISONS INVESTMENTS
IONAMIN        785063         GREAT BRITAIN   FISONS INVESTMENTS
IONAMIN        31261          GREECE          FISONS INVESTMENTS
IONAMIN        17517          GUATEMALA       FISONS INVESTMENTS
IONAMIN        15005          HONDURAS        FISONS INVESTMENTS
IONAMIN        2874/91        HONG KONG       FISONS INVESTMENTS
IONAMIN        80696          IRELAND         FISONS INVESTMENTS
IONAMIN        61716          ISRAEL          FISONS INVESTMENTS
IONAMIN        M/92653        MALAYSIA        FISONS INVESTMENTS
IONAMIN        26373CC        NICARAGUA       FISONS INVESTMENTS
IONAMIN        105526         PAKISTAN        FISONS INVESTMENTS
              (Application No.)
IONAMIN        11575          PANAMA          FISONS INVESTMENTS
IONAMIN        012301         PERU            FISONS INVESTMENTS
IONAMIN        15651          PHILIPPINES     FISONS INVESTMENTS
IONAMIN        176460         PORTUGAL        FISONS INVESTMENTS
IONAMIN        21426          PUERTO RICO     FISONS INVESTMENTS

IONAMIN        366/30         SALVADOR        FISONS INVESTMENTS
              (Application No.)
IONAMIN        S/5109/81      SINGAPORE       FISONS INVESTMENTS
IONAMIN        310915         SWITZERLAND     FISONS INVESTMENTS
IONAMIN        499478         TAIWAN          FISONS INVESTMENTS
IONAMIN        KOR28396       THAILAND        FISONS INVESTMENTS
IONAMIN        682108         UNITED          FISONS INVESTMENTS
                              STATES
IONAMIN        12350/94       VENEZUELA       FISONS INVESTMENTS
             (Application No.)
IONAMIN        129043         MEXICO          FISONS INVESTMENTS
(CL1/CL3/CL5)
IONAMINA       36762-A        BOLIVIA         FISONS INVESTMENTS
IONAMINA       15934          NICARAGUA       FISONS INVESTMENTS
IONAMINA       14799          PUERTO RICO     FISONS INVESTMENTS
IONAMINA       13985/36       SALVADOR        FISONS INVESTMENTS
IONAMINA       46135          VENEZUELA       FISONS INVESTMENTS
IONAMINE       410296         SWITZERLAND     FISONS INVESTMENTS
K-NORM         1467950        UNITED          FISONS INVESTMENTS
                              STATES
MICROX         474782         ITALY           FISONS INVESTMENTS
MYKROX         A527165        AUSTRALIA       FISONS INVESTMENTS
MYKROX         131176         AUSTRIA         FISONS INVESTMENTS
MYKROX         460368         BENELUX         FISONS INVESTMENTS
MYKROX         73688          COSTA RICA      FISONS INVESTMENTS
MYKROX         48195          DOMINICAN       FISONS INVESTMENTS
                              REPUBLIC
MYKROX         1571157        FRANCE          FISONS INVESTMENTS
MYKROX         63116          GUATEMALA       FISONS INVESTMENTS
MYKROX         52493          HONDURAS        FISONS INVESTMENTS

MYKROX         290514         INDONESIA       FISONS INVESTMENTS
MYKROX         199114         NEW ZEALAND     FISONS INVESTMENTS
              (Application No.)
MYKROX         053074         PANAMA          FISONS INVESTMENTS
MYKROX       (Application     SALVADOR        FISONS INVESTMENTS
             filed 4/6/90)
MYKROX         243693         SWEDEN          FISONS INVESTMENTS
MYKROX         378519         SWITZERLAND     FISONS INVESTMENTS
MYKROX         145772         THAILAND        FISONS INVESTMENTS
MYKROX         1595998        UNITED          FISONS INVESTMENTS
                              STATES
MYKROX         153174         THAILAND        FISONS INVESTMENTS
(THAILAND
SCRIPT)
PEDIAPRED      991/90         GUATEMALA       FISONS INVESTMENTS
             (Application No.)
PEDIAPRED      1457972        UNITED          FISONS INVESTMENTS
                              STATES
PENNKINETIC    1321729        UNITED          FISONS INVESTMENTS
                              STATES
PENNKINETIC    1411963        UNITED          FISONS INVESTMENTS
                              STATES
TUSS-IONEX     83263          IRELAND         FISONS INVESTMENTS
TUSSIONEX      A138064        AUSTRALIA       FISONS INVESTMENTS
TUSSIONEX      91546          BENELUX         FISONS INVESTMENTS
TUSSIONEX      36607-A        BOLIVIA         FISONS INVESTMENTS
TUSSIONEX      34454          COSTA RICA      FISONS INVESTMENTS
TUSSIONEX      17748          GUATEMALA       FISONS INVESTMENTS
TUSSIONEX      14997          HONDURAS        FISONS INVESTMENTS
TUSSIONEX      M/92657        MALAYSIA        FISONS INVESTMENTS
TUSSIONEX      15933          NICARAGUA       FISONS INVESTMENTS
TUSSIONEX      11576          PANAMA          FISONS INVESTMENTS

TUSSIONEX      14802          PUERTO RICO     FISONS INVESTMENTS
TUSSIONEX      13982/36       SALVADOR        FISONS INVESTMENTS
TUSSIONEX      S/5113/81      SINGAPORE       FISONS INVESTMENTS
TUSSIONEX      535873         TAIWAN          FISONS INVESTMENTS
TUSSIONEX      149296         THAILAND        FISONS INVESTMENTS
TUSSIONEX      205653         URUGUAY         FISONS INVESTMENTS
TUSSIONEX      656009         UNITED          FISONS INVESTMENTS
                               STATES
TUSSIONEX      44292          VENEZUELA       FISONS INVESTMENTS
TUSSIONEX      150077         THAILAND        FISONS INVESTMENTS
(THAILAND
SCRIPT)
TUSSIONEX-P    65306          COSTA RICA      FISONS INVESTMENTS
ZAROXOLYN      67430          AUSTRIA         FISONS INVESTMENTS
ZAROXOLYN      10983          BANGLADESH      FISONS INVESTMENTS
ZAROXOLYN      91553          BENELUX         FISONS INVESTMENTS
ZAROXOLYN      609207504      BRAZIL          FISONS INVESTMENTS
ZAROXOLYN      125198         COLOMBIA        FISONS INVESTMENTS
ZAROXOLYN      41375          COSTA RICA      FISONS INVESTMENTS
ZAROXOLYN      18595          DOMINICAN       FISONS INVESTMENTS
                              REPUBLIC
ZAROXOLYN      66221          EGYPT           FISONS INVESTMENTS
ZAROXOLYN      1574117        FRANCE          FISONS INVESTMENTS
ZAROXOLYN      931927         GREAT BRITAIN   FISONS INVESTMENTS
ZAROXOLYN      880712         GERMANY         FISONS INVESTMENTS
ZAROXOLYN      45066          GREECE          FISONS INVESTMENTS
ZAROXOLYN      25757          GUATEMALA       FISONS INVESTMENTS
ZAROXOLYN      17471          HONDURAS        FISONS INVESTMENTS

ZAROXOLYN      445/71         HONG KONG       FISONS INVESTMENTS
ZAROXOLYN      75989          IRELAND         FISONS INVESTMENTS
ZAROXOLYN      MI95C004246    ITALY           FISONS INVESTMENTS
             (Application No.)
ZAROXOLYN      47926          LEBANON         FISONS INVESTMENTS
ZAROXOLYN      60975          PAKISTAN        FISONS INVESTMENTS
ZAROXOLYN      16554          PANAMA          FISONS INVESTMENTS
ZAROXOLYN      SAB/14175      SABA            FISONS INVESTMENTS
ZAROXOLYN      206/58         SALVADOR        FISONS INVESTMENTS
ZAROXOLYN      SAR/9528       SARAWAK         FISONS INVESTMENTS
ZAROXOLYN      S/49970        SINGAPORE       FISONS INVESTMENTS
ZAROXOLYN      384838         SWITZERLAND     FISONS INVESTMENTS
ZAROXOLYN      40220          THAILAND        FISONS INVESTMENTS
ZAROXOLYN      891484         UNITED          FISONS INVESTMENTS
                              STATES
ZAROXOLYN      149878         MEXICO          FISONS INVESTMENTS
(CL1/2/3/
4/5/17/29)


        TRADEMARKS RELATING TO INACTIVE PRODUCTS

TRADEMARK      REGISTRA       COUNTRY         OWNER
               TION NUMBER
BIFETAMINA     13984/36       SALVADOR        FISONS INVESTMENTS
BIPHETAMINE    91547          BENELUX         FISONS INVESTMENTS
BIPHETAMINE    8874           CYPRUS          FISONS INVESTMENTS
BIPHETAMINE    31260          GREECE          FISONS INVESTMENTS
BIPHETAMINE    15007          HONDURAS        FISONS INVESTMENTS
BIPHETAMINE    372893         ITALY           FISONS INVESTMENTS

BIPHETAMINE    631189         UNITED          FISONS INVESTMENTS
                              STATES
CORSYM         A582810        AUSTRALIA       FISONS INVESTMENTS
CORSYM         110156         IRELAND         FISONS INVESTMENTS
CORSYM         1812370        JAPAN           FISONS INVESTMENTS
CORSYM         105283         PAKISTAN        FISONS INVESTMENTS
CORSYM         597547         TAIWAN          FISONS INVESTMENTS
(CHINESE
SCRIPT)
CORSYM         357997         MEXICO          FISONS INVESTMENTS
(CL1/3/5)
CORSYM         535934         TAIWAN          FISONS INVESTMENTS
(ROMAN AND
CHINESE SCRIPT)

                       EXHIBIT B


(i)  PRODUCTS

Product       Dosage   Product  Strength(s) NDA/    Approval
              Form     Code                 ANDA    Date
Americaine    Ointment 0376-    20%         None
Anesthetic             16,-62
Lubricant
(benzocaine)
Americaine    Solution 0377-    20%         None
Otic (benzo            51
caine) Topi
cal Anesthet
ic Ear Drops
Delsym        Suspen-  0842-    30mg/5ml   18-658   08 Oct 82
(dextrometho  sion     61
rphanpolistr
ex) Extended-
Release Sus
pension
Gastrocrom    Capsules 0677-    100mg      19-188   22 Dec 89
Capsules               01
(cromolyn
sodium, USP)
Gastrocrom    Plastic  0678-    100mg/5mL  20-479   29 Feb 96
(cromolyn     Ampule   70
sodium, USP)
Oral Concen
trate
Hylorel Tab   Tablet   0787-    10,25mg    18-104   29 Dec 82
lets                   71                  (Upjohn)
(guanadrel             0788-
sulfate)               71
Ionamin Cap   Capsule  0903-    15,30mg    11-613   14 May 59
sules                  71,-84
(phentermine           0904-
resin)                 71,-84
K-Norm Ex     Capsule  0010-    10mg       70-980   17 Feb 87
tended-Re              71,-                (KV)
lease Cap              85
sules (potas
sium chloride
extended-re
lease cap
sules, USP)
Mykrox Tab    Tablet   0847-    0.5mg      19-532   30 Oct 87
lets                   71
(metolazone
tablets,
USP)

Pediapred     Solution 2250-    5mg/5ml    19-157   28 May 86
Oral                   01,-99
Solution
(predniso
lone sodium
phosphate,
USP)
Tussionex     Suspens- 0548-    8mg        19-111   31 Dec 87
Pennkinetic   ion      67, -    chlorphen-
(hydrocodone           91       iramine,
polistirex/                     10mg
chlorpheniramine                hydrocod-
polistirex)                     one/5ml
Extended-Re
lease Suspension
Zaroxolyn     Tablet   0975-    2.5,5,10   17-386   27 Nov 73
Tablets                96, -    mg
(metolazone            71, -
tablets,               72, -
USP)                   90
                       0850-
                       96, -
                       71, -
                       72, -
                       90
                       0835-
                       71,
                       72, -
                       90


(ii)  INACTIVE PRODUCTS

o     Biphetamine(R) (amphetamine)
      NDA 10-093

o Corsym(R) (phenylpropanolamine polistirex and chlorpheniramine polistrex) Extended-Release Suspension
      NDA 18-050
      IND 27,986 (Put on Inactive status May 20, 1993)

o     Metolazone i.v.

o     Pediapred(R) Forte

o     Pennkinetic methylphenidate*

o     Penntuss(R)
      NDA 18-928 (Withdrawn February 17, 1994)
      IND 19,964 (Withdrawn January 10, 1991)

o     Pseudo-12 (pseudoephedrine polistirex)
      NDA 19-401
      IND 22,161 (Put on Inactive status September 23, 1993)

o     PedForte

o     Zaroxolyn Injectable

o     Hydralazine Extended Release Capsules

o     CR Pseudoephedrine Capsules

o     Hydrocortisone 1% Cream

* Product concept only. No actual development work has been performed.




                                 12